UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to section 13 or 15(d) of
                      the Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported):  September 23, 2005
                                                   (September 21, 2005)


                             DRS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     001-08533           13-2632319
(State or other jurisdiction of      (Commission         (IRS Employer
incorporation or organization)       File Number)        Identification Number)


                   5 Sylvan Way, Parsippany, New Jersey 07054
                    (Address of principal executive offices)

                                 (973) 898-1500
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                       ----------------------------------

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ITEM 1.01.    ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

         On September 21, 2005, DRS Technologies, Inc., a Delaware corporation ("DRS"), entered into a merger agreement (the "Merger Agreement") with Engineered Support Systems, Inc., a Missouri corporation ("ESSI"), and Maxco, Inc., a Missouri corporation and a direct wholly-owned subsidiary of DRS ("Maxco"). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Maxco will merge with and into ESSI, with ESSI continuing as the surviving corporation and a direct wholly-owned subsidiary of DRS (the "Merger").

         The Merger Agreement further provides that, at the effective time, each share of ESSI common stock, par value $0.01 per share (the "ESSI Stock"), will be converted into the right to receive $43.00 per share through a combination of cash and DRS common stock, par value $0.01 per share (the "DRS Stock"), subject to a collar. For each of their shares of ESSI Stock, ESSI's shareholders will be entitled to receive (i) $30.10 in cash and (ii) a fractional portion of a share of DRS Stock equal to an exchange ratio as set forth in the Merger Agreement, which shall be determined as follows: (a) if the average closing price of the DRS Stock for ten trading days prior to the closing of the Merger (the "DRS Average Stock Value") is $57.20 or greater, the exchange ratio shall be 0.2255; (b) if the DRS Average Stock Value is less than $57.20 but greater than $46.80, the exchange ratio shall be the quotient, calculated to the nearest one-ten thousandth, resulting from dividing $12.90 by the DRS Average Stock Value; and (c) if the DRS Average Stock Value is $46.80 or less, the exchange ratio shall be 0.2756.

         Both DRS and ESSI have made customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement also contains customary conditions, including approval of the Merger Agreement by holders of at least two-thirds of the outstanding ESSI Stock; approval of the issuance of DRS Stock by a majority of the total votes cast in a vote by DRS stockholders, in which the total vote cast on the matter represents over 50% in interest of all DRS Stock entitled to vote on the matter; and completion of review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         Total consideration for the Merger, including ESSI debt to be refinanced at closing, is estimated to be approximately $1.97 billion. The cash portion of the Merger consideration, together with the debt of ESSI to be refinanced, is estimated to be approximately $1.49 billion. Bear Stearns & Co., Inc. has provided committed financing necessary for DRS to consummate the Merger and for ongoing working capital needs. The Merger is expected to close before the end of DRS's fiscal 2006.

         The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

         On September 22, 2005, DRS and ESSI issued a joint press release announcing their entry into the Merger Agreement, which is filed as Exhibit
99.1 hereto, and is incorporated into this report by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit
Number           Description
------           -----------

2.1 Agreement and Plan of Merger, dated September 21, 2005, by and among DRS Technologies, Inc., Maxco, Inc. and Engineered Support Systems, Inc.

99.1 Press Release, dated September 22, 2005, issued jointly by DRS Technologies, Inc. and Engineered Support Systems, Inc.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           DRS TECHNOLOGIES, INC.


Date:    September 22, 2005                By:  /s/ Richard A. Schneider
                                               ------------------------------
                                               Name:  Richard A. Schneider
                                               Title: Executive Vice President,
                                                      Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit
Number          Description
------          -----------

2.1 Agreement and Plan of Merger, dated September 21, 2005, by and among DRS Technologies, Inc., Maxco, Inc. and Engineered Support Systems, Inc.

99.1 Press Release, dated September 22, 2005, issued jointly by DRS Technologies, Inc. and Engineered Support Systems, Inc.